Exhibit 5.1
[STEELCASE LETTERHEAD]
October 5, 2007
Steelcase Inc.
901 44th Street SE
Grand Rapids, Michigan 49508
Ladies and Gentlemen:
I am the Senior Corporate Counsel and Assistant Secretary of Steelcase Inc., a Michigan corporation (the “Company”), and have acted as counsel to the Company in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of 4,000,000 shares of the Company’s Class A Common Stock (the “Shares”), issuable pursuant to the Steelcase Inc. Incentive Compensation Plan, as amended and restated as of February 24, 2007 (the “Plan”).
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of (i) the Registration Statement; (ii) the Second Restated Articles of Incorporation of the Company, as in effect on the date hereof; (iii) the Amended By-Laws of the Company, as in effect on the date hereof; (iv) the Plan; (v) a specimen certificate evidencing the Shares; and (vi) certain resolutions of the Board of Directors of the Company relating to the Plan and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.
In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed, photostatic, electronic or facsimile copies and the authenticity of the originals of such documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, other than the Company, of such documents and that such documents constitute or will constitute valid and binding obligations of the parties thereto. As to any facts material to the opinions expressed herein which I have not independently established or verified, I have relied upon statements and representations of officers and representatives of the Company and others.

Steelcase Inc.
October 5, 2007

The opinion set forth below is limited to the laws of the State of Michigan. I do not express any opinion with respect to the law of any jurisdiction other than the State of Michigan or as to the effect of any such non-opined on laws on the opinion herein stated.
Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is my opinion that when (i) the Registration Statement becomes effective under the Securities Act; (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by me have been manually signed by an authorized officer of the transfer agent and registrar for the Company’s Class A Common Stock and registered by such transfer agent and registrar; and (iii) such certificates have been delivered and paid for in accordance with the terms and conditions of the Plan, the issuance and sale of such Shares will have been duly authorized, and such Shares will be validly issued, fully paid and nonassessable.
I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ Liesl A. Maloney
Liesl A. Maloney
Senior Corporate Counsel and Assistant Secretary
616-247-3201 (direct)
616-246-4068 (facsimile)
lmalone2@steelcase.com